Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual report of Discovery Technologies, Inc. (the "Company") on Form 10-KSB for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Venette, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to Discovery Technologies, Inc. and will be retained by Innovative Software Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

     Date:  September 28, 2007                 By /s/ John Venette
                                                 -------------------------------
                                                  John Venette
                                                  Chief Financial Officer,
                                                  Secretary, Treasurer